Exhibit 1.1

Marex Group plc

[●] Ordinary Shares, nominal value $[●] per share

Underwriting Agreement

[●], 2024

Goldman Sachs & Co. LLC

Barclays Capital Inc.

Jefferies LLC

Keefe, Bruyette & Woods, Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Keefe, Bruyette & Woods, Inc.

787 7th Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Marex Group plc, a public limited company incorporated under the laws of England and Wales with company number 05613060 and having its registered office at 155 Bishopsgate, London, EC2M 3TQ, United Kingdom (the “Company”), and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell, as applicable, in each case, with respect to the Company and the Selling Shareholders, to the Underwriters named in Schedule I hereto (the “Underwriters”) (A) an aggregate of [●] Ordinary Shares, nominal value $[●] per share (the “Ordinary Shares”), of which [●] Ordinary Shares are to be issued and sold by the Company and [●] Ordinary Shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto (collectively, the “Firm Shares”), and (B) at the election of the Underwriters, up to [●] additional Ordinary Shares to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto (collectively, the “Optional Shares”). The Firm Shares, and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof, are herein collectively called the “Shares.”

As described more fully in the section of the Registration Statement (as defined below) under the caption “Description of Share Capital and Articles of Association,” a reorganization of the Company’s share capital is being undertaken immediately prior to and conditioned upon the First Time of Delivery (as defined in Section 4(a) hereof) (collectively, the “Corporate Reorganization”).

[●] (the “Directed Share Underwriter”) has agreed to reserve up to [●] Shares of the Shares to be purchased by it under this Agreement for sale at the direction of the Company to certain parties related to the Company (collectively, “Participants” and such program, the “Directed Share Program”). The Shares to be sold by the Directed Share Underwriter pursuant to the Directed Share Program are hereinafter called the “Directed Shares.” Any Directed Shares not confirmed for purchase by the deadline established therefor by the Directed Share Underwriter in consultation with the Company will be offered to the public by the Underwriters as set forth in the Prospectus.

1. (a)  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F–1 (File No. 333-278231) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which, if filed, became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(ii) The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement on Form 8-A (File No. 001-[●]) to register, under Section 12(b) of the Exchange Act, the Shares;

(iii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) the Underwriter Information (as defined in Section 9(b) of this Agreement) or (y) any Selling Shareholder Information (as defined in Section 1(b)(xi) of this Agreement);

(iv) For the purposes of this Agreement, the “Applicable Time” is [●] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and, as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with (A) the Underwriter Information or (B) any Selling Shareholder Information;

(v) The Registration Statement conforms at the time it was declared effective, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (A) the Underwriter Information or (B) any Selling Shareholder Information;

(vi) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, from any labor dispute or court or governmental or regulatory action, order or decree or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus;

and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (A) any change in the share capital (other than as a result of (1) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (2) the issuance, if any, of ordinary shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus or (3) pursuant to the Corporate Reorganization, as described in the Registration Statement, the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries, (B) any change in the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus or (C) any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the business, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus (any such change or event, a “Material Adverse Effect”);

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all tangible personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

(viii) Each of the Company and its subsidiaries has been (A) duly incorporated or organized, as applicable, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in each case where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and each significant subsidiary of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (each a “Subsidiary” and together, the “Subsidiaries”) has been listed in the Registration Statement;

(ix) The Company has an issued share capital as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares in the capital of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and, when issued and delivered against payment of the consideration, will be validly issued, fully paid and non-assessable and will conform, as of each Time of Delivery, in all material respects to the description of the share capital of the Company contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, are fully paid and non-assessable and, except as would not reasonably be expected to result in a Material Adverse Effect, (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise set forth in the Pricing Disclosure Package) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, and the Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(xi) The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A), for such defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the articles of association, by-laws or other applicable organizational document of the Company or any of its Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, the Companies Act 2006, the Financial Services and Markets Act 2000 of the United Kingdom, the UK assimilated version of the EU market abuse regulation (596/2014) that forms part of English law pursuant to the European Union (Withdrawal) Act 2018), the Financial Services Act 2012 and the Criminal Justice Act 1993), except, in the case of this clause (C), for such defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or regulatory agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and except for such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect;

(xii) Neither the Company nor any of its Subsidiaries is (A) in violation of its articles of association, by-laws or other applicable organizational document, (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body or exchange having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (A) and (B), for such violations or defaults as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

(xiii) The Corporate Reorganization conforms to the description set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital and Articles of Association—Reorganization” and has been carried out (or in respect of those steps to be taken after the date of this Agreement, will, prior to the First Time of Delivery, have been carried out) as described therein. The Corporate Reorganization has been carried out (or in respect of those steps to be taken after the date of this Agreement, will, prior to the First Time of Delivery, have been carried out) in accordance with all applicable laws and regulations, is enforceable against each of the parties thereto, is (or in respect of those steps to be taken after the date of this Agreement, will, prior to the First Time of Delivery, be) unconditional and incapable of termination or rescission and has (or in respect of those steps to be taken after the date of this Agreement, will, prior to the First Time of Delivery, have) full force and effect in all material respects;

(xiv) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital and Articles of Association,” insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Material Tax Considerations” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xv) Other than as set forth in the Pricing Prospectus and the Registration Statement, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is or may reasonably be expected to become a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such Actions are threatened or contemplated by governmental or regulatory authorities or threatened by others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(xvi) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xvii) At the time of filing the Initial Registration Statement (and any post-effective amendment thereto), at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xviii) Deloitte LLP, who have audited the consolidated financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(xix) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2022, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to comply under applicable law). Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting;

(xx) Since the date of the latest audited financial statements of the Company and its consolidated subsidiaries included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xxi) The Company maintains a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(xxii) This Agreement has been duly authorized, executed and delivered by the Company;

(xxiii) In the past five years, neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (B) made, offered, promised or authorized any direct or indirect unlawful payment; or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 or the Criminal Finances Act 2017 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”). The Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(xxiv) The operations of the Company and its subsidiaries are and have been conducted at all times in the past five years in compliance with the requirements of applicable anti-money laundering laws and financial recordkeeping and reporting requirements, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxv) Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries, nor any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (A) currently the subject or the target, or owned or controlled by the subject or the target, of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (B) operating, organized, resident in, or the government of, or an agency or instrumentality of (or an entity directly or indirectly controlled by) such a government of, a country or territory that is the subject or target of comprehensive Sanctions, including, at the time of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (each, a “Sanctioned Jurisdiction”) ((A) and (B) together, a “Sanctioned Person”), (C) has engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Sanctioned Person or violate Sanctions, (D) has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions, or (E) is acting on behalf of or at the direction of any Sanctioned Person and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is a Sanctioned Person or a Sanctioned Jurisdiction, or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or could reasonably result in them being designated as a Sanctioned Person; neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, a Sanctioned Person or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(xxvi) The consolidated financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the statement of operations and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved (except for normal year-end adjustments, the adoption of new accounting principles and as otherwise noted therein). The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records or operating systems of the Company and its consolidated subsidiaries and present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxvii) Other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its subsidiaries (A) own or otherwise possess adequate rights to use all patents, trademarks, service marks, trade names, domain names, copyrights know-how, software, systems and technology, trade secrets and other proprietary or confidential information and other intellectual property used in or necessary for the conduct of their respective businesses as currently conducted by them, (B) do not, through the conduct of their respective businesses as currently conducted, infringe, misappropriate or otherwise violate any intellectual property rights of third parties and (C) are not aware of any third parties that, through the conduct of their respective businesses, infringe, misappropriate or otherwise violate any intellectual property rights of the Company or any of its subsidiaries;

(xxviii) Other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases owned or controlled by them and used in connection with their respective businesses (collectively, “IT Systems”) are (1) reasonably adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and (2) to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, back doors, drop-dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt the use of, permit access to or disable, damage or erase any of the IT Systems; (B) the Company and its subsidiaries have in place commercially reasonable measures, including appropriate technical and organizational measures required under Data Protection Obligations, taking into account the nature, scope, context and purposes of processing as well as the risk of varying likelihood and severity for the rights and freedoms of natural persons, to protect all personal data, personal information, personally identifiable information, information related to an identifiable individual and any other data or information as defined under Data Protection Obligations (“Personal Data”) and confidential information used, stored or processed by, or on behalf of, or to the knowledge of the Company, on behalf of the Company or its subsidiaries (“Personal Data”), and to ensure a level of security of the IT Systems appropriate to the risk; (C) in the last five years, there have been no breaches or unauthorized uses of or access to any IT Systems, Personal Data or confidential information, except for those that have been remedied without material cost or liability, nor are there any incidents under internal review or investigations relating to the same; (D) the Company and its subsidiaries are presently, and for the last five years have been, in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies, contractual obligations, industry standards and other legal obligations, in each case, relating to the processing of Personal Data, the privacy and security of IT Systems and the protection of such Personal Data and IT Systems from unauthorized use, access, disablement, misappropriation or modification (“Data Protection Obligations”); (E) neither the Company nor any of its subsidiaries has received any notice of or complaint regarding or are otherwise aware of any facts that would reasonably indicate, non-compliance by the Company or any of its subsidiaries with any Data Protection Obligation and (F) there is no pending or, to the knowledge of the Company, threatened action, suit, investigation, complaint or proceeding against the Company or any of its subsidiaries by or before any court or governmental agency, authority or body or other party against the Company or any of its subsidiaries, alleging non-compliance with any Data Protection Obligations by the Company or any of its subsidiaries;

(xxix) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxx) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxxi) To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications (it being understood that nothing in this Agreement shall require the Company to comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law);

(xxxii) Except as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale by reason of filing the Registration Statement with the Commission or the issuance and sale of Shares by the Company;

(xxxiii) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares;

(xxxiv) Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(xxxv) The Company and each of its Subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities or exchanges (“Permits”) as are necessary under applicable law to conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of the revocation or modification or non-renewal of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(xxxvi) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are, in the Company’s reasonable judgment, commercially reasonable for the conduct of the Company’s and its subsidiaries and their respective businesses taken as a whole, except as would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxvii) The Company is a “foreign private issuer,” as defined in Rule 405 under the Act;

(xxxviii) Except as otherwise disclosed in each of the Registration Statement and the Prospectus, no stamp duties or other issuance or similar transfer taxes (including United Kingdom stamp duty and stamp duty reserve tax) (“Stamp Taxes”) are payable by or on behalf of the Underwriters or the Selling Shareholders in the United Kingdom, the United States or any political subdivision thereof or to any taxing authority thereof in connection with (A) the execution and delivery of this Agreement, (B) the creation, issuance and delivery of the Shares in the manner contemplated by this Agreement and the Pricing Disclosure Package, or (C) the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated herein and in the Prospectus;

(xxxix) Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries (A) have paid all federal, state, local and non-U.S. taxes except taxes being contested in good faith by appropriate proceedings (provided that adequate reserves have been established therefor in accordance with IFRS), (B) have filed all tax returns required by applicable law to be filed prior to the date hereof and (C) do not have any tax deficiency that has been asserted against them or any of their respective properties or assets, except in each case of clause (A), (B) and (C), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xl) The Company is resident for tax purposes solely in the United Kingdom and has no permanent establishment in any other jurisdiction;

(xli) No liability for Stamp Taxes or liability to other taxes or duties, in each case which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, will arise to the Company or any subsidiary thereof as a result of the Corporate Reorganization or any steps taken pursuant thereto;

(xlii) Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of England and Wales, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any England and Wales, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of or relating to the transactions contemplated by this Agreement may at any time be commenced, the Company has, pursuant to Section 22 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xliii) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of England and Wales, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xliv) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(xlv) The Company has no reason to believe that the indemnification and contribution provisions set forth in Section 9 hereof contravene the laws or public policy of England and Wales as applied by the Courts of England and Wales as reported and in effect at the date of this Agreement;

(xlvi) [Reserved.];

(xlvii) Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in England and Wales in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of England and Wales and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of England and Wales, without the necessity of obtaining any governmental authorization in England and Wales or any political subdivision or taxing authority thereof or therein, and no such payments made to the holders thereof or therein who are non-residents of the United Kingdom will be subject to income or other taxes imposed by way of withholding or deduction under laws and regulations of any constituent jurisdiction of the United Kingdom or any political subdivision or taxing authority thereof or therein;

(xlviii) The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;

(xlix) Except pursuant to this Agreement, neither the Company nor any of its subsidiaries is party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(l) Each Underwriter is entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of a final judgment for the payment of money rendered in accordance with Section 18 hereof and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in England and Wales may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant;

(li) The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each of the Company’s subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(lii) Marex Capital Markets Inc. (“Marex BD”) is registered as a broker-dealer with the Commission, is a member in good standing of each self-regulatory organization of which it is required to be a member, and is duly registered or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All persons associated with Marex BD are duly registered with any self-regulatory organization and each jurisdiction where the association of such persons with Marex BD requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than with respect to customers that are subsidiaries, the business activities engaged in by Marex BD do not involve the handling of customer funds or securities. The broker-dealer operations of Marex BD have been conducted in compliance with all applicable requirements of the Exchange Act and the rules and regulations of the Commission and each applicable self-regulatory organization and state securities regulatory authority, including with respect to its implementation and maintenance of risk management controls and supervisory procedures in compliance with Rule 15c3-5 under the Exchange Act, except where failure to comply with such requirements, rules or regulations would not reasonably be expected to have a Material Adverse Effect;

(liii) The Company and each of its subsidiaries, taken as a whole, (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in clauses (A) through (B) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect;

(liv) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party;

(lv) (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has, to the knowledge of the Company, occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (F) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (G) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (H) there has not been a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its

Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (A) through (H) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(lvi) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package;

(lvii) The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(lviii) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States;

(lix) The Company has specifically directed in writing the allocation of Shares to each Participant in the Directed Share Program, and neither the Directed Share Underwriter nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision; and

(lx) The Company has not offered, or caused the Directed Share Underwriter or its affiliates to offer, Shares to any person pursuant to the Directed Share Program (A) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule II hereof or (B) with the specific intent to unlawfully influence (1) a customer or supplier of the Company to alter the customer or supplier’s terms, level or type of business with the Company or (2) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder have been obtained, except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under foreign or state securities laws, Blue Sky laws, the rules and regulations of FINRA or the approval for listing of the Shares on the Exchange (as defined below) and except any such consent, approval, authorization or order that, if not obtained, would not be reasonably expected to have a material adverse effect the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement; and such Selling Shareholder has or will have at each Time of Delivery at which such Selling Shareholder delivers Shares hereunder, full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, or (B) result in any violation of (1) the provisions of the applicable organizational document of such Selling Shareholder or (2) any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over such Selling Shareholder or any of its significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X) or any property or assets of such Selling Shareholder, except in the case of clauses (A) and (B)(2) for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement. No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the approval for listing of the Shares on the Exchange and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under foreign or state securities laws or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or that, if not obtained, would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Shareholder or reasonably be expected to materially adversely affect the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement;

(iii) Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto;

(v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Shareholder Information (as defined below), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any

further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that each Selling Shareholder’s representation under this Section 1(b)(vi) shall only apply to any untrue statement of material fact or omission to state a material fact made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, it being understood and agreed that such written information consists only of (A) the legal name, address and the number of shares owned by such Selling Shareholder and (B) the other information with respect to such Selling Shareholder (excluding percentages) that appears in the beneficial ownership table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” in the Registration Statement, the Pricing Prospectus and the Prospectus (the “Selling Shareholder Information”);

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of U.S. tax law with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) Such Selling Shareholder (A) will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity (1) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is a Sanctioned Person or a Sanctioned Jurisdiction or (2) in any other manner that will result in a violation by any person participating in the transaction, whether as underwriter, advisor, investor or otherwise of Sanctions or could reasonably result in them being designated as a Sanctioned Person; (B)(1) is not a Sanctioned Person, (2) has not, in the past five years, engaged in any dealings or transactions with any Sanctioned Person or with any Sanctioned Jurisdiction in violation of applicable Sanctions, and (3) has not received written notice of and is otherwise not aware of any claim, action, suit, proceedings or investigation involving it with respect to compliance with applicable Sanctions; (C) such Selling Shareholder has instituted and maintains policies and procedures reasonably designed to promote compliance with applicable Sanctions;

(ix) Such Selling Shareholder has not, to its knowledge, in the past five years, (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (B) made, offered, promised or authorized any direct or indirect unlawful payment; or (C) otherwise violated or is in violation of any provision of the Anti-Corruption Laws; such Selling Shareholder has, in the past five years, conducted its businesses in compliance with Anti-Corruption Laws and has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. Such Selling Shareholder will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of applicable Anti-Corruption Laws;

(x) The operations of such Selling Shareholder are and have been conducted in the past five years in compliance with the requirements of the applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder, threatened;

(xi) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Shareholder based upon this Agreement would be declared enforceable against such Selling Shareholder by the courts of its jurisdiction of incorporation, without reconsideration or reexamination of the merits;

(xii) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of its jurisdiction of incorporation and will be honored by the courts of its jurisdiction of incorporation. Such Selling Shareholder has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the District Court for the Southern District of New York, or, only if that court does not have subject matter jurisdiction, each New York state court sitting in the City and Country of New York, and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(xiii) Such Selling Shareholder has no reason to believe that the indemnification and contribution provisions set forth in Section 9 hereof contravene the laws or public policy of its jurisdiction of incorporation as reported and in effect at the date of this Agreement; and

(xiv) Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its Subsidiaries that is not disclosed or set forth in the Pricing Prospectus, the Pricing Disclosure Package, the Registration Statement or the Prospectus to sell its Shares pursuant to this Agreement.

2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per Share of $[●], the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at the purchase price per Share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Selling Shareholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company and the Selling Shareholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders, shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2024 or such other time and date as the Representatives, the Company and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) (which may be satisfied by filing its Annual Report on Form 20-F with the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date that is 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase the Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to equity option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of at least two of each of Goldman Sachs & Co. LLC, Barclays Capital Inc. and Jefferies LLC, acting on behalf of the Underwriters; provided, however, that each of Goldman Sachs & Co. LLC, Barclays Capital Inc. and Jefferies LLC shall have received the Company’s request for a waiver from this Section 5(e) of this Agreement substantially concurrently, and shall have been provided reasonable opportunity to review and respond to the Company’s request; provided; further, that following the Company’s receipt of the written consent required pursuant to this Section 5(e), the Company shall deliver notice to each of Goldman Sachs & Co. LLC, Barclays Capital Inc. and Jefferies LLC at least twenty-four hours in advance of effectuating a transfer of such Shares during the Company Lock-Up Period. Notwithstanding the restrictions in the foregoing sentence, such restrictions shall not apply to (a) the Shares to be sold hereunder; (b) Shares or any securities (including without limitation options, warrants, Growth Options, Growth Shares or non-voting shares) convertible into, or exercisable for, Shares pursuant to any equity option plan, incentive plan, share plan or similar award or otherwise in equity compensation arrangements existing as of the Applicable Time and as described in the Pricing Disclosure Package; (c) the grant or settlement of awards pursuant to any equity option plan or arrangements existing as of the Applicable Time and as described in the Pricing Disclosure Package; (d) the filing of a registration statement on Form S-8 in connection with the registration of Shares issuable under any employee incentive plan adopted and approved by the Company’s Board of Directors; (e) the issuance of up to 5% of the outstanding share capital of the Company in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity; provided that each recipient of any Shares pledged, issued or sold pursuant to clause (e) above executes and delivers to the Representatives prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in Section 8(k) of this Agreement; and (f) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that (A) such plan does not provide for the transfer of Shares during the Company Lock-Up Period and (B) no public announcement or filing under the Exchange Act shall be voluntarily made by the Company regarding the establishment of such plan during the Company Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares may be made under such plan during the Company Lock-Up Period;

(ii) If at least two of each of Goldman Sachs & Co. LLC, Barclays Capital Inc. and Jefferies LLC, in their discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(iv) or Section 8(k) hereof and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, that no report or other information needs to be furnished pursuant to this Section 5(f) to the extent it is available on EDGAR;

(g) During a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business, tax and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that such information shall be deemed furnished if filed with EDGAR;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds;”

(i) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Nasdaq Global Select Market (the “Exchange”);

(j) To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m) During the period beginning from the date hereof and continuing to and including the last day of the Company Lock-Up Period, the Company shall instruct, order and/or otherwise cause, the trustee of any employee benefit trust established by the Company (the “EBT”) immediately following the closing date of the offering of the Firm Shares, not to release, transfer or dispose of any shares, or otherwise permit any such shares held by the EBT to be used as part of, or in connection with, any pledge, contract to sell or grant of an option to purchase, any shares; and

(n) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives and the Selling Shareholders, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company, the Representatives and the Selling Shareholders, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company, the Selling Shareholders and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company, the Selling Shareholders and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic “road show” as defined in Rule 433(h) under the Act (a “roadshow”);

(c) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as practicable to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b));

(d) The Company represents and agrees that (A) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act; and (B) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act;

(f) All sums payable by the Company or the Selling Shareholders under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes, duties or governmental charges whatsoever in the United Kingdom, the United States of America or any other jurisdiction in which the Company or any of its Subsidiaries is organized or incorporated or is otherwise resident for tax purposes or has a permanent establishment, unless such deduction or withholding is required by law, in which case the Company or the relevant Selling Shareholder (on a several and not joint basis), as applicable, shall pay such additional amount as will result in the net amount received after such withholding or deduction being equal to the full amount that would have been received had no deduction or withholding been made except (A) any net income, capital gains or franchise taxes or other similar taxes, duties or governmental charges imposed on an Underwriter by the jurisdiction under the law of which the withholding or deduction was made as a result of any present or former connection of such Underwriter with such jurisdiction other than any connection arising from entry into of, or the transactions contemplated by, this Agreement; or (B) to the extent that such deductions or withholdings were imposed due to (i) the failure of an Underwriter to provide following a reasonable request (including pursuant to this Agreement) any customary form, certificate, document or other information to the Company or the relevant Selling Shareholder (as appropriate) that it is legally entitled to provide that would have reduced or eliminated the deductions or withholdings of such taxes, duties or governmental charges, or (ii) the failure of an Underwriter to establish full exemption from withholding pursuant to Sections 1471 through 1474 of the Code, provisions commonly known as FATCA. If the Company or the Selling Shareholders pay an additional amount under this clause and the recipient of such payment determines in its absolute discretion (acting in good faith) that it has received a credit for or refund of any taxes payable by it by reason of the deduction or withholding in respect of which such additional amount was paid, then it shall promptly reimburse to the Company or the Selling Shareholders (as applicable) such amount as the recipient of the payment reasonably certifies will leave it (after such reimbursement) in no better and no worse position than it would have been if such deduction or withholding had not been required to be made; and

(g) The Company will indemnify and hold harmless the Underwriters and Selling Shareholders against any Stamp Taxes and any related interest, fines and penalties which the Underwriters or Selling Shareholders, respectively, are liable to pay in the United Kingdom, the United States or any other jurisdiction in which the Company or any of its Subsidiaries is organized or incorporated or is otherwise resident or has a permanent establishment for tax purposes, including any political subdivision thereof or to any taxing authority thereof on, in connection with, as a result of, or by reference to (A) the creation, issuance, allotment, deposit or transfer of any Shares by the Company or the Selling Shareholders to the Underwriters in the manner contemplated by this Agreement and the Pricing Disclosure Package, (B) the sale and delivery by the Underwriters of such Shares to the initial purchasers thereof in the manner contemplated by this Agreement, or (C) the execution and delivery of this Agreement.

7.

(a) The Company covenants and agrees with the several Underwriters and each Selling Shareholder that the Company will pay or cause to be paid (A) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (B) the cost of printing or producing any

Agreement among Underwriters, this Agreement, the blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (C) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any; (D) all fees and expenses in connection with listing the Shares on the Exchange; (E) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (F) the cost of preparing share certificates, if applicable; (G) the cost and charges of any transfer agent or registrar; (H) reasonable and documented fees and expenses incurred by, or on behalf of, each Selling Shareholder arising out of or in connection with the offering to which this Agreement relates, not to exceed the amount separately agreed between the Company and each Selling Shareholder (exclusive of VAT); and (I) all other costs and expenses (other than taxes on net income, profits or gains) incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the amount payable by the Company pursuant to subsections (C) and (E) hereof for the reasonable fees and disbursements of counsel for the Underwriters described in such subsections, shall not exceed $45,000 in the aggregate (exclusive of VAT). In addition, the Company shall pay or cause to be paid all fees and disbursements of counsel for the Underwriters in connection with any sale of Shares made in accordance with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(b) Each Selling Shareholder covenants and agrees, severally and not jointly, with the Company and the several Underwriters that it will pay or cause to be paid (i) any fees and expenses of counsel for such Selling Shareholder in excess of the amount specified in Section 7(a)(i)(H) above; and (ii) the Underwriters’ discount and commissions solely in respect of and as applicable to the Shares sold by such Selling Shareholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company or any Underwriter for, the cost of any other matters not specified in this Section 7(b) or Section 9(b) (subject to the limitations set forth therein).

(c) Any necessary Stamp Taxes payable in the United Kingdom, the United States or any political subdivision thereof or to any taxing authority thereof in connection with the issuance, delivery or transfer of Shares to the several Underwriters hereunder in the manner contemplated by this Agreement and the Pricing Disclosure Package shall be paid by the Company.

(d) Except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make and all travel and lodging expenses of the Underwriters and their representatives and counsel, and the Underwriters shall be responsible for 50% of the cost of any chartered plane, jet, private aircraft, other aircraft or other transportation chartered in connection with any roadshow presentation to investors undertaken in connection with the offering.

(e) All sums payable to the Underwriters shall be considered to be exclusive of any value added tax chargeable pursuant to the Value Added Tax Act 1994 or any equivalent value added or sales tax whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere from time to time (“VAT”). Where any amount is payable (including, for the avoidance of doubt, by way of reimbursement) under this Agreement, the person required to make the payment (a “payor”) will, in addition and at the same time and in the same manner, pay or cause to be paid to such payee in respect of VAT (required to be legally accounted for by such payee): (A) where the payment (or any part of it) constitutes the consideration (or any part thereof) for any supply of services for VAT purposes and upon provision of a valid VAT invoice, such amount as equals any VAT for which the relevant payee is liable to account and is properly chargeable thereon; (B) where the payment is to reimburse or indemnify the payee for any cost, charge or expense incurred by it or them (except where the payment falls within clause (C) below), such amount as equals any VAT charged to or incurred by the payee in respect of any cost, charge or expense which gives rise to or is reflected in the payment and which the payee certifies is not recoverable by it (or another member of any VAT group of which it is a member) by way of repayment, credit or otherwise from any tax authority; and (C) where the payment is in respect of costs or expenses incurred by the payee as agent for the payor and except where section 47(2A) or section 47(3) of the United Kingdom Value Added Tax Act 1994 or any analogous provision in any jurisdiction outside the United Kingdom applies, such amount as equals the amount included in the costs or expenses in respect of VAT, provided that in such a case the payee will use reasonable endeavors to procure that the actual supplier of the goods or services which the payee received as agent issues its own VAT invoice directly to the payor as soon as reasonably practicable.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders (but only with respect to the Shares to be sold by such Selling Shareholders) herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Kirkland & Ellis LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i) Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives; and (ii) Herbert Smith Freehills LLP, English counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d) The respective counsel for each of the Selling Shareholders, in the applicable jurisdiction of its incorporation, as indicated in Schedule II hereto, each shall have furnished to the Representatives their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(e) On the date of this Agreement and at each Time of Delivery, Deloitte LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(f) On the date of this Agreement and at each Time of Delivery, the Company shall have furnished to the Representatives a certificate or certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives;

(g) (i) Neither the Company nor any of its subsidiaries shall have (A) sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in (A) the share capital (other than in the ordinary course of business or as a result of (1) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (2) the issuance, if any, of Ordinary Shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus or (3) pursuant to the Corporate Reorganization, as described in the Registration Statement, the Pricing Prospectus and the Prospectus) or any increase in the long term debt of the Company or any of its subsidiaries (other than in the ordinary course of business), or any material change or effect, or any development involving a prospective change or effect, in or affecting (A) the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (B) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (A) or (B), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time (A) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the Applicable Time, there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market; (B) a suspension or material limitation in trading in the Company’s securities on the Exchange; (C) a general moratorium on commercial banking activities declared by any U.S. Federal or New York State authorities or United Kingdom authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom; (D) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (E) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been approved for listing, subject to official notice of issuance, on the Exchange;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director and shareholder listed on Schedule IV hereto, including each of the Selling Shareholders, substantially to the effect set forth in Annex I hereto;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m) The Company and the Selling Shareholders shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8.

9. (a) The Company will indemnify and hold harmless each Underwriter and each Selling Shareholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each Selling Shareholder for any legal or other expenses reasonably incurred by such Underwriter or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter and the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Shareholder Information of such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing the Waters Communication, in reliance upon and in conformity with the Underwriter Information. Notwithstanding anything to the contrary herein, the Selling Shareholders shall not be liable under the indemnity or contribution provisions of this Section 9 in excess of an amount equal to the Selling Shareholder Proceeds (as defined below), less any amounts that such Selling Shareholder is obligated to contribute pursuant to Section 9(e). For purposes of this Agreement, “Selling Shareholder Proceeds” means, with respect to any Selling Shareholder, the net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses) received by such Selling Shareholder from the sale of the Shares to the Underwriters pursuant to the terms of this Agreement.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting,” and the information contained in the fourteenth, fifteenth and sixteenth paragraphs under the caption “Underwriting.”

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any documented legal expenses of other counsel or any other documented expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof)

referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (A) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) each Selling Shareholders’ obligation to indemnify and/or contribute any amount under this subsection (e) is limited in the manner and to the extent set forth in Section 9(b) and such Selling Shareholder shall not be required to contribute any amount in excess of the applicable Selling Shareholder Proceeds less any amounts that such Selling Shareholder is obligated to pay under the indemnity set forth in Section 9(b). For the avoidance of doubt and notwithstanding any other provision of this Agreement, the maximum aggregate liability of the Selling Shareholder under the indemnity agreement contained in subsection (b) above and the contribution agreement contained in this subsection (e) shall be limited to Selling Shareholder Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint, and each Selling Shareholder’s obligations in this subsection (e) to contribute are several in proportion to the respective proceeds from the sale of the Shares and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

(g) (i) The Company will indemnify and hold harmless the Directed Share Underwriter against any losses, claims, damages and liabilities to which the Directed Share Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) arise out of or are based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (C) are related to, arise out of or are in connection with the Directed Share Program, and will reimburse the Directed Share Underwriter for any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clauses (B) and (C) above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter.

(ii) Promptly after receipt by the Directed Share Underwriter of notice of the commencement of any action, the Directed Share Underwriter shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 9(g) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to the Directed Share Underwriter otherwise than under the preceding paragraph of this Section 9(g). In case any such action shall be brought against the Directed Share Underwriter and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Directed Share Underwriter (who shall not, except with the consent of the Directed Share Underwriter, be counsel to the Company), and, after notice from the Company to the Directed Share Underwriter of its election so to assume the defense thereof, the Company shall not be liable to the Directed Share Underwriter under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Directed Share Underwriter, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the Directed Share Underwriter, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Directed Share Underwriter is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Directed Share Underwriter from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Directed Share Underwriter.

(iii) If the indemnification provided for in this Section 9(g) is unavailable to or insufficient to hold harmless the Directed Share Underwriter under Section 9(g)(i) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the Directed Share Underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other from the offering of the Directed Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Directed Share Underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Directed Share Underwriter on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Directed Share Underwriter for the Directed Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Directed Share Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Directed Share Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9(g)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(g)(iii). The amount paid or payable by the Directed Share Underwriter as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(g)(iii) shall be deemed to include any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(g)(iii), the Directed Share Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares sold by it and distributed to the Participants exceeds the amount of any damages which the Directed Share Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(iv) The obligations of the Company under this Section 9(g) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Directed Share Underwriter and each person, if any, who controls the Directed Share Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Directed Share Underwriter.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties reasonably satisfactory to the Company and the Selling Shareholders to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Shareholders that the Representatives have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all reasonable and documented out-of-pocket expenses approved in writing by the Representatives, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York, 10019, Attention: Syndicate Registration, fax: xxxxxxxxx; and c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, fax: xxxxxxxxxx, Attention: General Counsel, with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Christian Nagler and Zoey Hitzert; if to any Selling Shareholder shall be delivered or sent by mail or facsimile transmission to counsel for such Selling

Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Group Head of Legal; and if to any shareholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Shareholders by the Representatives on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room; c/o Barclays Capital Inc., 745 7th Avenue, New York, New York, 10019, Attention: Syndicate Registration; c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; and c/o Keefe, Bruyette & Woods, Inc., 787 7th Avenue, 5th Floor, New York, New York 10019, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Selling Shareholders and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Shareholders, severally and not jointly, acknowledge and agree that (A) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (B) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (C) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement, (D) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (E) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement shall be tried exclusively in the U.S. District Court for the Southern District of New York or, only if that court does not have subject matter jurisdiction, exclusively in any state court located in The City and County of New York, and the Company and each Selling Shareholder irrevocably agree to submit to the jurisdiction of, and to venue in, such courts.

Each of the Company and each Selling Shareholder waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each Selling Shareholder agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Shareholder, as applicable, is subject by a suit upon such judgment. The Company irrevocably appoints Marex Capital Markets Inc., located 140 East 45th Street, New York, New York 10017, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Amphitryon Limited irrevocably appoints Dontzin, Nagy & Fleissig LLP, located at 31 E 62nd Street Floor 6, New York, New York 10065, and Ocean Ring Jersey Co Limited irrevocably appoints Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as its respective authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to any such Selling Shareholder by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon such Selling Shareholder in any such suit or proceeding. Each of the Company and each Selling Shareholder hereby, severally and not jointly, represents and warrants that its applicable such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and each Selling Shareholder, severally and not jointly, further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

19. The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Executed counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (A) England and Wales or any political subdivision thereof, (B) the United States or the State of New York or (C) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Selling Shareholder hereby, severally and not jointly, irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

23. The Company and each Selling Shareholder, severally and not jointly, agree to indemnify each Underwriter, each officer and director of each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act and each broker-dealer affiliate of such Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (A) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (B) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 24:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to the Representatives counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

[Signature page follows]

Very truly yours,

Marex Group plc

By:

Name:
Title:

Amphitryon Limited

By:

Name:
Title:

Ocean Ring Jersey Co Limited

By:

Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof.

Goldman Sachs & Co. LLC

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Underwriter
Goldman Sachs & Co. LLC	[●]	[●]
Barclays Capital Inc.	[●]	[●]
Jefferies LLC	[●]	[●]
Keefe, Bruyette & Woods, Inc.	[●]	[●]
Citigroup Global Markets Inc.	[●]	[●]
UBS Securities LLC	[●]	[●]
Piper Sandler & Co.	[●]	[●]
HSBC Securities (USA) Inc	[●]	[●]
Drexel Hamilton, LLC	[●]	[●]
Loop Capital Markets LLC	[●]	[●]

Total	[●]	[●]

Schedule I

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company	[●]	[●]
The Selling Shareholders:
Amphitryon Limited(a)	[●]	[●]
Ocean Ring Jersey Co Limited(b)	[●]	[●]

Total	[●]	[●]

(a)

This Selling Shareholder is represented as to matters of U.S. law by Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 22 Bishopsgate, London EC2N 4BQ, and as to matters of Jersey law by Ogier (Jersey) LLP, 44 Esplanade, St Helier, Jersey JE4 9WG.

(b)

This Selling Shareholder is represented as to matters of U.S. law by White & Case LLP, 5 Old Broad Street, London EC2N 1DW, and as to matters of Jersey law by Ogier (Jersey) LLP, 44 Esplanade, St Helier, Jersey JE4 9WG.

Schedule II

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[Electronic Roadshow dated [●]].

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per Share is $[●].

The number of Firm Shares purchased by the Underwriters is [●].

The number of Optional Shares the Underwriters have the option to purchase is [●].

(c)	Written Testing-the-Waters Communications:

[●].

Schedule III

SCHEDULE IV

[Intentionally omitted]

Schedule IV

Annex I

Form of Lock-Up Agreement

Goldman Sachs & Co. LLC

Barclays Capital Inc.

Jefferies LLC

Keefe, Bruyette & Woods, Inc.

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Keefe, Bruyette & Woods, Inc.

787 7th Avenue, 4th Floor

New York, New York 10019

Re:	Marex Group plc - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Marex Group plc, a public limited company incorporated under the laws of England and Wales with company number 05613060 and having its registered office at 155 Bishopsgate, London, EC2M 3TQ, United Kingdom (the “Company”), and the selling shareholders named in Schedule II to the Underwriting Agreement, providing for a public offering (the “Public Offering”) of ordinary shares of the Company (the “Shares”), pursuant to a Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this agreement (the “Lock-Up Agreement”) and continuing to and including the date 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any Shares, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive any Shares (such Shares, options, rights, warrants or other securities, collectively,

Annex I

the “Lock-Up Securities”), including, without limitation, any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i) or (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may:

(a)	transfer the undersigned’s Lock-Up Securities:

(i) in the Public Offering pursuant to the Underwriting Agreement,

(ii) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes,

(iii) upon death by will, testamentary document or intestate succession to the legal representatives, heirs, beneficiaries or immediate family members of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, civil partnership, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) if the undersigned is a natural person, to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or the estate of a beneficiary of such trust,

(v) to a partnership, limited liability company, corporation or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned,

(vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(ii) through (v) above,

(vii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (B) to any investment fund, vehicle, account, portion of a fund, vehicle or account or other entity which fund or entity is controlling, controlled by, managing, managed by or under common control with the undersigned or affiliates of the undersigned, or (C) as part of a distribution or transfer by the undersigned to its shareholders, partners, members, any investment fund controlled or managed by any affiliate of the undersigned or other equityholders or to the estate of any such shareholders, partners, members, other equityholders or any investment fund controlled or managed by any affiliate of the undersigned,

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(viii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(ix) pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of Lock-Up Securities, provided that if the undersigned is required to file a report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned shall include a statement in such report to the effect that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Lock-Up Securities unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority,

(x) to the Company or its affiliates (or to the trustee of any employee benefit trust established by the Company) upon death, disability or termination of employment, in each case, of the undersigned,

(xi) to the Company or its affiliates (or to the trustee of any employee benefit trust established by the Company) (A) deemed to occur upon the cashless exercise of options or similar awards or (B) for the primary purpose of paying the exercise price of such options or similar awards,

(xii) if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s Shares acquired in open market transactions after the closing date of the Public Offering,

(xiii) if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s Shares acquired from the Underwriters in the Public Offering,

(xiv) pursuant to the exercise of warrants on a “cashless” basis as described in the Registration Statement, including for the purpose of paying the exercise price of such warrants or for paying taxes (including estimated taxes) and social security (or similar liabilities) due as a result of the exercise of such warrants, provided that the restrictions contained in this Lock-Up Agreement shall apply to remaining Lock-Up Securities issued upon such “cashless” exercise,

(xv) pursuant to the conversion or reclassification of options, non-voting ordinary shares or other securities or similar awards of the Company into Shares in connection with the completion of the Corporate Reorganization and the consummation of the Public Offering as described in the Prospectus (collectively, the “Corporate Reorganization”), provided that any Shares and any securities convertible into or exercisable or exchangeable for Shares received pursuant to the Corporate Reorganization remain subject to the restrictions contained in this Lock-Up Agreement,

(xvi) pursuant to any action required to consummate, or incidental to the consummation of, the Corporate Reorganization, including, solely for such limited purpose, the transfer, exchange or conversion of Shares (or any security convertible into or exercisable or exchangeable for Shares) by the undersigned,

(xvii) received pursuant to or in connection with the vesting or settlement of awards received under the 2021 DBP and 2022 DBP (in each case as defined in the Registration Statement) to the Company or its affiliates (or to the trustee of any employee benefit trust established by the Company),

3

(xviii) to the Company or its affiliates (or to the trustee of any employee benefit trust established by the Company) in connection with the vesting, settlement or exercise of restricted share units, options, warrants, deferred bonus plan or similar awards or other rights to receive or purchase Shares (including, in each case, by way of “net” or “cashless” exercise), including the 2021 DBP and 2022 DBP, that are scheduled to expire, automatically vest or settle during the Lock-Up Period, including any transfer to the Company (or to the trustee of any employee benefit trust established by the Company) for the payment or discharge of tax or social security (or similar liabilities) withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted share units, options, warrants, deferred bonus plan or similar awards or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to the Corporate Reorganization, equity awards granted under a share incentive plan, deferred bonus plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement,

(xix) to the Company in connection with the conversion or reclassification of the outstanding equity securities of the Company in accordance with the Company’s certificate of incorporation, provided that any such securities received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement,

(xx) pursuant to pledges to any third-party pledgee in a bona fide, arm’s length transaction, to the extent necessary for bona fide business purposes, as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing agreement for the benefit of the undersigned and/or its affiliates, provided that the terms of such pledge require that, to the extent the pledgees enforce their security interest during the term of the Lock-Up Period by way of sale, transfer, appropriation or other disposition, each purchaser or transferee shall execute and deliver to the Representatives (prior to or substantially contemporaneously with such sale, transfer, appropriation or other disposition) a lock-up letter substantially in the form of this Letter Agreement in respect of the remainder of the Lock-Up Period, or

(xxi) with the prior written consent of at least two of the following three Representatives: Goldman Sachs & Co. LLC, Barclays Capital Inc. and Jefferies LLC, acting on behalf of the Underwriters; provided, however, that the undersigned shall have delivered such request for a waiver from this Letter Agreement, or any provision hereof, to each of Goldman Sachs & Co. LLC, Barclays Capital Inc. and Jefferies LLC, substantially concurrently, in a manner such that each of Goldman Sachs & Co. LLC, Barclays Capital Inc. and Jefferies LLC would have been provided with a reasonable opportunity to review and respond to the undersigned’s request; provided; further, that following the undersigned’s receipt of the written consent required pursuant to this clause (xxi), the undersigned shall deliver notice to each of Goldman Sachs & Co. LLC, Barclays Capital Inc. and Jefferies LLC at least twenty-four hours in advance of effectuating a transfer of the Lock-Up Securities pursuant to this clause (a)(xxi);

provided that (A) in the case of clauses (a)(ii), (iii), (iv), (v), (vi) and (vii) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(ii) through (vii), (viii) and (xvii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver to the Representatives a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(ii) through (vii), (ix), (x), (xi) and (xviii) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act or other public filing, report or announcement reporting a reduction in the beneficial

4

ownership of the Lock-Up Securities shall be voluntarily made, and if any such filing, report or announcement reporting a reduction in the beneficial ownership of the Lock-Up Securities shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (1) the circumstances of such transfer or distribution and (2) in the cases required in clause (B) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b)

enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be required or shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period; provided that if any such filing, report, or announcement shall be legally required during the Lock-Up Period, such filing, report, or announcement shall clearly indicate therein that that none of the securities subject to such plan may be transferred, sold, or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period; and

(c)

accept a general offer for, or execute and deliver an irrevocable commitment or undertaking to accept such an offer for, and transfer (as applicable), the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s share capital involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of share capital if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person or entity, other than a natural person or entity that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, is the ultimate beneficial owner, directly or indirectly, of 50% or more of the common equity interests, or of 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or such other method approved by the Representatives that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (ii) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

5

The undersigned now has, and, except as contemplated by clauses (a) and (c) of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any Shares, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be automatically released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) December 31, 2024, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

6

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

[Signature Page to Lock-Up Agreement]

Annex II

Form of Press Release

Marex Group plc

[Date]

Marex Group plc (the “Company”) announced today that Goldman Sachs & Co. LLC, Barclays Capital Inc. and Jefferies LLC, the lead book-running managers in the recent public sale of [●] ordinary shares of the Company (the “Shares”), are [waiving] [releasing] a lock-up restriction with respect to the Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 2024, and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex II